Exhibit 10.5
AMENDMENT NUMBER ONE
To
LETTER OF INTENT (“LOI”)
DATED APRIL 19, 2005
by and between
FAGEN, INC. (“FAGEN”)
and
E ENERGY ADAMS, LLC (“OWNER”)
This Amendment Number One is entered into this 12th day of July, 2005, by and between Fagen, Inc., a Minnesota Corporation (“Fagen”) and E Energy Adams, LLC, a Nebraska Limited Liability Company (“Owner”).
Anything to the contrary contained in the LOI between the parties hereto, and in consideration of the mutual promises, covenants, and conditions contained in the LOI and contained herein, and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree that the terms and conditions of this Amendment Number One shall prevail.
The parties hereto agree as follows:
1.	The first paragraph of the LOI is amended and replaced as follows:

Owner is an entity organized to facilitate the development and building of a locally-owned 50 MGY gas-fired fuel ethanol plant with dry fractionation in Adams, Nebraska (the “Facility” or “Project”);

2.	Section 3 of the LOI is amended and replaced as follows:

Fagen agrees to Design-Build the Facility, utilizing ICM, Inc. technology in the plant process, for a lump sum price of $76,619,000.00. This lump sum price shall remain firm by Fagen to Owner until December 31, 2005, and may be subject to revision and/or escalation by Fagen after such date.
The other provisions of the LOI shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number One on the date set forth above.

FAGEN, INC.	E ENERGY ADAMS, LLC (Owner)

By /s/ Ron Fagen	By /s/ Jack L. Alderman

Title CEO & President	Title President